UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2015

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2015, the Board of Directors of Onvia, Inc. (the “Company”) adopted amendments to Article III of the corporation’s bylaws to reduce the size of the Board of Directors from six to five members. A copy of the amended and restated bylaws that reflect these amendments is attached as Exhibit 3.2 and is incorporated herein in its entirety by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2015, Onvia, Inc. (“Onvia”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). At the 2015 Annual Meeting, Onvia’s stockholders voted on the following matters with the following results:

(1)	Election of one Class III director nominated by Onvia’s Board to serve until the 2018 Annual Meeting of Stockholders.

Nominees	For	Against	Abstentions	Broker Non-Votes
Jeffrey C. Ballowe	5,031,421	24,476	1,180,864	0

(2)	To ratify the appointment of Moss Adams LLP as Onvia’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstentions	Broker Non-Votes
6,236,211	346	204	0

(3)	To ratify the Amended and Restated Onvia, Inc. Section 382 Tax Benefits Preservation Plan.

For	Against	Abstentions	Broker Non-Votes
5,052,724	2,623	550	1,180,864

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Onvia effective May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

May 7, 2015	By:	/s/ Henry G. Riner
Henry G. Riner Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Onvia effective May 6, 2015.

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